Exhibit 99.1

BMHC ANNOUNCES THIRD QUARTER 2008 FINANCIAL RESULTS • Restructuring initiatives progressing as planned, liquidity has improved • Completed amendment to $540 million credit facility

SAN FRANCISCO (November 6, 2008) - Building Materials Holding Corporation (OTCBB: BLGM), a leading provider of building materials and construction services to professional residential builders and contractors, today reported sales for the third quarter of 2008 decreased 39% to $364 million from $594 million in the same quarter a year ago. For the nine months ended September 30, 2008, sales decreased 39% to $1.1 billion from $1.8 billion in the same period of 2007.

Net loss for the third quarter of 2008 was $45.2 million or $1.55 per share compared to net income of $4.2 million or $0.14 per share in the same quarter a year ago. For the nine months ended September 30, 2008, net loss was $111.0 million or $3.82 per share compared to net income of $18.6 million or $0.63 per share in the same period of 2007.

Our operating results in the third quarter included:
o	$3.9 million of impairments for assets held for sale and customer relationships and
o	$2.1 million for expenses to close and consolidate underperforming business units.

Commenting on third quarter results, Robert E. Mellor, Chairman and Chief Executive Officer, stated, “As the unprecedented volatility in the capital markets and the downturn in the homebuilding industry persisted, we remained focused on our goal of realigning our business to the current environment. We made significant progress on our restructuring program during the third quarter, executing on a wide range of operational and financial actions designed to address the impact of the homebuilding industry downturn. Importantly, we successfully negotiated an amendment to our $540 million secured credit facility. Year-to-date, we have reduced selling, general and administrative expenses by $51.2 million, or 16 percent. We continued to enhance our liquidity during the quarter through the wind-down of certain operations and the sale of underperforming business units and excess assets. We remain on track for these and other restructuring initiatives.”

Mr. Mellor concluded, “While our third quarter financial results continued to be significantly impacted by the difficult operating environment, we are seeing an improvement in our ongoing operations and we comfortably met the bank covenants at the end of the quarter.”

Operating Results

	(thousands)

	Three Months Ended September 30%			Nine Months Ended September 30%
	2008	2007	Change	2008	2007	Change
Sales
Building Products	$184,568	$265,652	(31)%	$ 563,116	$ 785,378	(28)%
Construction Services	179,862	328,387	(45)%	528,882	990,835	(47)%
	$364,430	$594,039	(39)%	$1,091,998	$1,776,213	(39)%

(Loss) income from operations	$(29,047)	$ 10,991	n/m	$ (79,964)	$ 45,620	n/m

For the quarter, sales declined 39% to $364 million from $594 million in the same quarter a year ago. For the nine months, sales declined 39% to $1.1 billion from $1.8 billion in the same period a year ago. The challenging circumstances in the homebuilding industry continue to adversely affect our markets. Sales were lower in all our regions, particularly California/Northern Nevada and the Southwest. However, our 39% decline in sales is less than the decline in building permits in our markets of 42% for the quarter and 46% for the nine month period.

For the quarter and nine months, loss from continuing operations was a result of:
•	lower sales volume, particularly construction services,
•	gross margin compression from competitive market conditions,
•	impairments of $3.9 million for the quarter and $12.3 million for the nine months principally for customer relationships and assets held for sale and
•	expenses of $2.1 million for the quarter and $7.9 million for the nine months to close and consolidate underperforming business units.

Although selling, general and administrative expenses were higher as a percent of sales, these expenses included costs associated with the closure and consolidation of underperforming business units and were $19.4 million lower for the quarter and $51.2 million lower for the nine month period compared to the same periods a year ago. We are continuing to further reduce selling, general and administrative expenses consistent with sales trends.

Interest Expense
For the quarter, interest expense was 84% or $7.3 million more than the same quarter a year ago. The increase was due to:
•	costs to obtain a waiver for our credit facility,
•	expensing of unamortized deferred loan costs from the February 2008 amendment to our credit facility and
•	costs associated with the September 2008 amendment to our credit facility.

Income Taxes
For the quarter and nine month period, the significant change in our effective tax rate for continuing operations was the result of additional valuation allowance due to the uncertainty as to our ability to realize deferred tax assets.

Conference Call and Webcast
Management will host a conference call and audio webcast today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). The conference call may be accessed by dialing 866-510-0704 (Domestic), or 617-597-5362 (International), pass code 71284785. A replay will be available through Thursday, November 13, 2008 by dialing 888-286-8010 (Domestic) or 617-801-6888 (International). The required pass code for the replay is 87873092. The live conference call and replay can also be accessed via audio webcast at BMHC’s website at www.bmhc.com. An archive of the webcast will be available for 90 days following the conclusion of the teleconference.

About BMHC
BMHC is one of the largest providers of building materials and residential construction services in the United States. We serve the homebuilding industry through two recognized brands: as BMC West, we distribute building materials and manufacture building components for professional builders and contractors in the western and southern states; as SelectBuild, we provide construction services to high-volume production homebuilders in key markets across the country. To learn more about BMHC, visit our website at www.bmhc.com.

BUSINESS RISKS AND FORWARD-LOOKING STATEMENTS

There are a number of business risks and uncertainties that affect our operations and therefore could cause future results to differ from past performance or expected results. Additional information regarding business risks and uncertainties is contained in Part II Item 1A of our most recent Form 10-Q. These risks and uncertainties may include, however are not limited to:

•
demand for and supply of single-family homes which is influenced by changes in the overall condition of the U.S. economy, including interest rates, consumer confidence, job formation, availability of credit and other important factors;

•
our ability to maintain adequate liquidity, reduce operating costs and increase market share in an industry that has experienced and continues to experience a significant reduction in average annual housing starts;

▪	our liquidity is dependent on operating performance, an efficient cash conversion cycle and compliance with financial covenants;
▪	our ability to implement and maintain cost structures that align with sales trends and
▪	losses of customers as well as changes in the business models of our customers may limit our ability to provide building products and construction services required by our customers;
•	intense competition;
•	availability of and our ability to attract, train and retain qualified individuals;
•	fluctuations in our costs and availability of sourcing channels for commodity wood products, concrete, steel and other building materials;
•	weather conditions including natural catastrophic events;
•	exposure to construction defect and product liability claims as well as other legal proceedings;
•	disruptions in our information systems;
•	actual and perceived vulnerabilities as a result of widespread credit and liquidity concerns, terrorist activities and armed conflict;
•	costs and/or restrictions associated with federal, state and other regulations and
•	numerous other matters of a local and regional scale, including those of a political, economic, business, competitive or regulatory nature.

Risks related to our shares may include, however are not limited to:

•	price for our shares may fluctuate significantly;
•	our shares may be less attractive as they are not traded on a large, more well-known exchange and
•	anti-takeover defenses and certain provisions could prevent an acquisition of our company or limit share price.

Certain statements in this news release including those related to expectations about homebuilding activity in our markets, demographic trends supporting homebuilding and anticipated sales and operating income are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical or current facts, including statements about our expectations, anticipated financial results and future business prospects are forward-looking statements. While these statements represent our current judgment on what the future may hold and we believe these judgments are reasonable, these statements involve risks and uncertainties that are important factors that could cause our actual results to differ materially from those in forward-looking statements. These factors include, however are not limited to the risks and uncertainties cited in the above paragraph, as well as our ability to timely and successfully implement our restructuring program and achieve the benefits that the program is designed to provide, including preserving value, enhancing our liquidity, generating tax refunds, reducing expenses and generating cash proceeds. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date of this news release. We undertake no obligation to update forward-looking statements.

For More Information Investor Contacts:
•	Bill Smartt, Senior Vice President and Chief Financial Officer, BMHC
•	Mark Kailer, Vice President, Treasurer and Investor Relations Officer, BMHC +1.415.627.9100

•	Lisa Laukkanen, The Blueshirt Group for BMHC +1.415.217.4967 lisa@blueshirtgroup.com

(Tables Follow)

Building Materials Holding Corporation
Consolidated Statements of Operations
(thousands, except per share data)
(unaudited)

	Three Months Ended September 30		Nine Months Ended September 30		Year Ended December 31
	2008	2007	2008	2007	2007
Sales
Building products	$184,568	$265,652	$563,116	$785,378	$997,035
Construction services	179,862	328,387	528,882	990,835	1,182,038
Total sales	364,430	594,039	1,091,998	1,776,213	2,179,073

Costs and operating expenses
Cost of goods sold
Building products	139,569	192,879	416,837	569,681	722,786
Construction services	162,439	285,739	478,954	853,730	1,027,796
Impairment of assets	3,856	—	12,325	—	272,152
Selling, general and administrative expenses	86,850	106,227	269,799	321,021	422,694
Other expense (income), net	763	(1,797)	(5,953)	(13,839)	(9,971)
Total costs and operating expenses	393,477	583,048	1,171,962	1,730,593	2,435,457

(Loss) income from operations	(29,047)	10,991	(79,964)	45,620	(256,384)

Interest expense	16,085	8,751	36,969	26,470	33,800

(Loss) income from continuing operations before income taxes and minority interests	(45,132)	2,240	(116,933)	19,150	(290,184)

Income tax (expense) benefit	(971)	(121)	(4,363)	(4,904)	25,670
Minority interests (income) loss	—	(548)	63	(1,189)	(1,253)
(Loss) income from continuing operations	(46,103)	1,571	(121,233)	13,057	(265,767)

(Loss) income from discontinued operations prior to sale	(4,582)	457	(10,290)	5,235	2,937
Impairment of assets	873	—	7,085	—	64,922
Gain on sale of discontinued operations	—	3,722	—	3,722	20,029
Income tax benefit (expense)	6,352	(1,582)	27,600	(3,395)	(4,990)
Income (loss) from discontinued operations	897	2,597	10,225	5,562	(46,946)

Net (loss) income	$(45,206)	$4,168	$(111,008)	$18,619	$(312,713)

Net (loss) income per share:
Continuing operations	$(1.58)	$0.05	$(4.17)	$0.46	$(9.23)
Discontinued operations	0.03	0.09	0.35	0.19	(1.63)
Basic	$(1.55)	$0.14	$(3.82)	$0.65	$(10.86)

Continuing operations	$(1.58)	$0.05	$(4.17)	$0.44	$(9.23)
Discontinued operations	0.03	0.09	0.35	0.19	(1.63)
Diluted	$(1.55)	$0.14	$(3.82)	$0.63	$(10.86)

Building Materials Holding Corporation
Consolidated Balance Sheets
(thousands, except per share data)
(unaudited)

	September 30 2008	December 31 2007		September 30 2008	December 31 2007
Assets			Liabilities, Minority Interests and Shareholders’ Equity
Cash and cash equivalents	$55,644	$60,587
Marketable securities	—	1,872
Receivables, net of allowances			Accounts payable	$50,271	$74,025
of $12,630 and $4,656	177,634	200,995	Accrued compensation	32,330	31,537
Inventory	90,054	115,524	Insurance deductible reserves	21,603	27,189
Unbilled receivables	26,903	39,189	Other accrued liabilities	34,503	28,989
Income tax receivable	58,942	9,812	Billings in excess of costs and estimated
Deferred income taxes	—	11,470	earnings	27,640	20,977
Prepaid expenses and other	5,174	8,973	Current portion of long-term debt	68,807	4,923
Assets of discontinued operations	12,322	10,492	Liabilities of discontinued operations	4,272	8,533
Current assets	426,673	458,914	Current liabilities	239,426	196,173

Property and equipment			Insurance deductible reserves	25,144	27,898
Land	35,989	60,052	Long-term debt	290,120	343,937
Buildings and improvements	134,749	135,009	Other long-term liabilities	34,162	44,503
Equipment	165,859	185,958
Construction in progress	6,411	16,134	Minority interests	—	8,591
Accumulated depreciation	(155,493)	(155,083)
Assets held for sale	33,861	—	Commitments and contingent liabilities	—	—
Marketable securities	—	40,039
Deferred income taxes	—	11,269	Shareholders’ equity
Deferred loan costs	4,871	4,358	Common shares, $0.001 par value:
Other long-term assets	25,274	30,956	authorized 50 million shares; issued and
Other intangibles, net	44,552	58,310	outstanding 29.5 and 29.2 million shares	29	29
Goodwill	13,750	14,196	Additional paid-in capital	167,849	164,043
Assets of discontinued operations	—	14,732	Deferred compensation common shares obligation	1,308	1,427
	$736,496	$874,844	Deferred compensation common shares	(1,308)	(1,427)
			(Accumulated deficit) retained earnings	(16,526)	94,482
			Accumulated other comprehensive loss, net	(3,708)	(4,812)
			Shareholders’ equity	147,644	253,742
				$736,496	$874,844

Building Materials Holding Corporation
Consolidated Statements of Cash Flows
(thousands)
(unaudited)

	Nine Months Ended September 30		Year Ended December 31
	2008	2007	2007
Operating Activities
Net (loss) income	$(111,008)	$18,619	$(312,713)
Items in net (loss) income not using (providing) cash:
Minority interests (loss) income, net	(63)	790	853
Depreciation and amortization	29,393	36,509	48,781
Deferred loan cost amortization	1,235	842	1,123
Deferred loan cost write off	6,969	—	—
Amortization of interest rate swap contracts notional reduction settlement payments	734	—	—
Impairment of assets	19,410	—	337,074
Share-based compensation	4,178	6,722	8,944
Gain on sale of discontinued operations	—	(3,722)	(20,029)
Gain on sale of assets, net	(2,865)	(8,738)	(8,789)
Realized (gain) loss on marketable securities	(542)	15	(408)
Deferred income taxes	21,994	3,649	(19,452)
Accrued loss for acquisition purchase obligation	—	—	5,500
Changes in assets and liabilities, net of effects of acquisitions and divestitures of business units:
Receivables, net	20,791	(14,498)	68,385
Inventory	26,417	5,482	24,599
Unbilled receivables	12,007	(11,058)	3,610
Income tax receivable	(49,130)	(1,404)	(7,304)
Prepaid expenses and other current assets	3,971	(2,542)	(454)
Accounts payable	(9,409)	9,543	(22,621)
Accrued compensation	(3,262)	(6,173)	(16,536)
Insurance deductible reserves	(6,577)	3,893	3,557
Other accrued liabilities	3,285	(10,294)	(13,033)
Billings in excess of costs and estimated earnings	5,327	2,790	(3,843)
Other long-term assets and liabilities	4,023	(10,595)	(12,560)
Other, net	(745)	461	2,595
Cash flows (used) provided by operating activities	(23,867)	20,291	67,279

Investing Activities
Purchases of property and equipment	(14,342)	(21,771)	(32,995)
Acquisitions and investments in businesses, net of cash acquired	(8,475)	(76,440)	(80,961)
Proceeds from dispositions of property and equipment	12,424	16,325	16,905
Proceeds from sale of discontinued operations	—	9,592	27,176
Purchase of marketable securities	(28,589)	(26,447)	(35,239)
Proceeds from sales of marketable securities	70,221	26,161	52,650
Other, net	(2,340)	(290)	(628)
Cash flows provided (used) by investing activities	28,899	(72,870)	(53,092)

Financing Activities
Net borrowings under revolver	29,200	28,700	—
Principal payments on term notes	(16,681)	(2,625)	(3,500)
Interest rate swap contracts notional reduction settlement payments	(2,591)	—	—
Net payments on other notes	(2,109)	(4,523)	(4,505)
Decrease in book overdrafts	(5,008)	(275)	(7,609)
Proceeds from share options exercised	9	167	203
(Taxes) tax benefit for share-based compensation	(1,252)	249	259
Dividends paid	(2,938)	(8,771)	(11,709)
Deferred financing costs	(8,717)	—	—
Distributions to minority interests	—	(1,223)	(1,223)
Other, net	112	212	212
Cash flows (used) provided by financing activities	(9,975)	11,911	(27,872)

Decrease in Cash and Cash Equivalents	(4,943)	(40,668)	(13,685)

Cash and cash equivalents, beginning of period	60,587	74,272	74,272
Cash and cash equivalents, end of period	$55,644	$33,604	$60,587